EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-79867 and 333-100517), pertaining to the Nevada Gold & Casinos, Inc. 1999 Stock Option Plan, of our report dated July 10, 2008, with respect to the consolidated financial statements of Isle of Capri Black Hawk, L.L.C. included in this Annual Report (Form 10-K) of Nevada Gold & Casinos, Inc. for the nine month period ended January 27, 2008.

/s/ Ernst & Young LLP

St. Louis, Missouri
July 25, 2008